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                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

   Date of Report (Date of earliest event reported):     November 12, 1997


                               Petrol Industries, Inc.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


             Nevada                       0-3912              75-1282449
   -------------------------------      ------------      -------------------
   (State or Other Jurisdiction of      (Commission          (IRS Employer
    Incorporation of Organization)      File Number)      Identification No.)


          202 N. Thomas, Suite 4, Shreveport, LA            71107-6539
         ----------------------------------------           ----------
         (Address of Principal Executive Offices)           (Zip Code)


     Registrant's telephone number, including area code:  (318) 424-6396


                                     N/A
        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)





















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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


     a. Effective November 12, 1997, Petrol Industries, Inc. ("Petrol) dismissed its prior certifying accountants KPMG Peat Marwick ("KPMG") and retained as its new certifying accountants, Heard, McElroy & Vestal, L.L.P. ("HMV"). KPMG's report on Petrol's financial statements during the two most recent fiscal years and all subsequent interim periods preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified as to audit scope or accounting principles. KPMG has indicated a going concern opinion on Petrol's financial statements and we presently expect HMV to issue a similar opinion on our current statements. The decision to change accountants was approved by Petrol's Board of Directors.

     During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between Petrol and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     None of the "reportable events" described in Item 304(a)(1)(ii) occurred with respect to Petrol within the last two fiscal years and the subsequent interim period to the date hereof.

     b. Effective November 12, 1997, Petrol engaged Heard, McElroy & Vestal, L.L.P. as its principal accountants. During the last two fiscal years and the subsequent interim period to the date hereof, Petrol did not consult Heard, McElroy & Vestal L.L.P. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PETROL INDUSTRIES, INC.


                                                 s/Joseph M. Rodano
Date:  November 19, 1997                   By:_______________________________
                                              Joseph M. Rodano
                                              President